Exhibit 99.1

ADM ANNOUNCES PROPOSED SECONDARY BLOCK TRADE OF ORDINARY SHARES OF WILMAR INTERNATIONAL LIMITED (“WILMAR”) AND CONCURRENT PROPOSED OFFERING OF ZERO COUPON EXCHANGEABLE BONDS, EXCHANGEABLE FOR WILMAR ORDINARY SHARES

August 19, 2020

ADM (NYSE:ADM) today announced that its wholly-owned subsidiaries ADM Ag Holding Limited (“ADM Ag”) and Archer Daniels Midland Asia-Pacific Limited (“ADM APac”) propose to sell ordinary shares of Wilmar (the “Shares”) for an aggregate purchase price of approximately US$500,000,000 pursuant to a secondary block trade agreement with a syndicate of managers (the “Block Trade Agreement”, and such sale, the “Block Trade”). The Shares to be sold pursuant to the Block Trade Agreement are being offered and sold in offshore transactions in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”) and inside the United States, to qualified institutional buyers (as defined in Rule 144A under the Securities Act) in private transactions exempt from the registration requirements of the Securities Act.

ADM expects to use the net proceeds from the Block Trade for general corporate purposes, which may include, without limitation, meeting its working capital requirements, funding its capital expenditures and possible acquisitions of, or investments in, businesses and assets, and acquiring outstanding shares of ADM common stock as part of its publicly announced stock repurchase program.

ADM also announced today that ADM Ag proposes to conduct an offering (the “Offering”) of approximately US$300,000,000 aggregate principal amount of Zero Coupon Exchangeable Bonds (the “Bonds”) outside of the United States to non-U.S. persons in reliance on Regulation S.

ADM expects to use the net proceeds from the Offering for general corporate purposes, which may include, without limitation, meeting its working capital requirements, funding its capital expenditures and possible acquisitions of, or investments in, business and assets and repaying indebtedness originally incurred for general corporate purposes.

The Bonds will constitute senior obligations of ADM Ag, ranking equally with all other unsecured and unsubordinated obligations of ADM Ag, present and future. ADM will unconditionally and irrevocably guarantee (the “Guarantee”) the payment of all sums payable under the Bonds and the performance of all of ADM Ag’s other obligations under the Bonds. The obligations of ADM under such Guarantee will constitute senior obligations of ADM, ranking equally with all other unsecured and unsubordinated monetary obligations of ADM, present and future.

Subject to and upon compliance with the terms and conditions of the Bonds and any conditions, procedures and certifications prescribed thereunder, the Bonds will be exchangeable for Shares. On the exercise of their exchange rights, holders of the Bonds will be entitled to receive a stipulated number of Shares for each US$200,000 principal amount of the Bonds, such number which will be determined upon a successful pricing of the Bonds (and subject to further adjustments in accordance with its terms).

The commercial terms of the Offering (including the aggregate principal amount and maturity of the Bonds and the initial exchange property underlying the Bonds) will be determined through a bookbuilding process.

In connection with and for the purpose of facilitating the Offering, ADM APac will enter into a stock borrow arrangement (the “Stock Borrow Arrangement”) with an affiliate of one of the joint lead managers of the Offering, over a number of Shares equivalent to the initial total number of Shares to be delivered upon exchange of the Bonds. The entry by ADM APac into the Stock Borrow Arrangement is conditioned upon the pricing of the Offering but is not conditioned upon the closing of the Offering.

ADM expects that it will retain at least 20% of the equity interest in Wilmar after giving effect to the Offering, including any subsequent exchange of Bonds, and the Block Trade. ADM can offer no assurance that the Offering or the Block Trade will be consummated. The completion of the Block Trade is not conditioned upon the closing of the Offering.

The Shares to be sold pursuant to the Block Trade Agreement, the Bonds, the Guarantee, the Shares to be delivered upon exchange of the Bonds, and the Shares to be lent pursuant to the Stock Borrow Arrangement have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S), absent registration or an applicable exemption from registration requirements.

Nothing in this press release constitutes an offer to sell, or a solicitation of an offer to buy, securities in the United States or any other jurisdiction in which such offer or solicitation would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

Some of the above statements constitute forward-looking statements. ADM’s filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

Source: Corporate Release

ADM Media Relations

Jackie Anderson

media@adm.com

(312) 634-8484

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